Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our report on our audits of the consolidated financial statements of Manhattan Pharmaceuticals, Inc. and Subsidiaries as of December 31, 2006 and 2005 and for the years then ended and on the consolidated statements of operations, stockholders' equity (deficiency) and cash flows for the period from August 6, 2001 (date of inception) to December 31, 2006, included in this Annual Report on Form 10-KSB for the year ended December 31, 2006, is dated March 2, 2007, except for Notes 2 and 12 which are as of March 30, 2007. We consent to the incorporation by reference of our report in the following registration statements previously filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933: the registration statements on Forms S-3 with SEC File No. 333-131814, and the registration statements on Forms S-8 with SEC file Nos. 333-15807, 333-112888, 333-112889 and 333-48531.

/s/ J.H. Cohn LLP

Roseland, New Jersey April 2, 2007